As filed with the Securities and Exchange Commission on May 29, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADYNE COMSTREAM INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction incorporation or organization)	11-2569467 (I.R.S. Employer) Identification No.)

3138 E. ELWOOD STREET
PHOENIX, ARIZONA 85072-2132
(Address of Principal Executive Offices) (Zip Code)

2000 Long-Term Incentive Plan (as amended)
(Full title of the Plan)

Steven D. Pidgeon Esq.
SNELL & WILMER L.L.P.
One Arizona Center
Phoenix, AZ 85004-2202
(Name and Address of Agent for Service)
(602) 382-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee

Common Stock $0.001 par value	1,500,000	$4.26	$6,390,000	$587.88

(1)	Represents an additional 1,500,000 shares of common stock issuable pursuant to the Registrant’s 2000 Long-Term Incentive Plan. 2,500,000 shares of common stock issuable pursuant to the 2000 Long-Term Incentive Plan were previously registered pursuant to the Registrant’s Registration Statement on Form S-8, File Number 333-41704, filed on July 19, 2000. In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on May 24, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         This Registration Statement also relates to the Form S-8 Registration Statement File Number 333-41704, filed on July 19, 2000, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 2,500,000 shares of common stock for issuance under the Radyne ComStream Inc. 2000 Long-Term Incentive Plan. This Registration Statement reflects the amendment to the 2000 Long-Term Incentive Plan increasing the number of shares authorized thereunder from 2,500,000 shares to 4,000,000 shares.

         The following documents have been filed by Radyne ComStream Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

3.	Our Proxy Statement for the 2002 Annual Meeting of Stockholders, filed April 22, 2002;

4.	The description of our common stock contained in its registration statement, as amended, on Form 8-A/A, as filed on July 13, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.Exhibits.

Exhibit No.	Description

4.1*	Amendment to 2000 Long-Term Incentive Plan

5.1*	Opinion of Snell & Wilmer LLP

23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5)

23.2*	Consent of KPMG LLP

24	Power of Attorney (included in Signatures)

*	Filed herewith.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 22, 2002.

RADYNE COMSTREAM INC.

By:	/s/ Robert C. Fitting

Robert C. Fitting, Chief Executive

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Robert C. Fitting, as attorney-in-fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date

/s/ Robert C. Fitting Robert C. Fitting	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2002

/s/Garry D. Kline Garry D. Kline	Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2002

/s/ Lim Ming Seong Lim Ming Seong	Chairman of the Board of Directors	May 22, 2002

/s/ Lee Yip Loi Lee Yip Loi	Director	May 22, 2002

/s/ Dennis W. Elliott Dennis W. Elliott	Director	May 22, 2002

/s/ Tang Kum Chuen Tang Kum Chuen	Director	May 22, 2002

/s/ C.J. Waylan C.J. Waylan	Director	May 22, 2002

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amendment to 2000 Long-Term Incentive Plan

5.1*	Opinion of Snell & Wilmer LLP

23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5)

23.2*	Consent of KPMG LLP

24	Power of Attorney (included in Signatures)

*	Filed herewith.